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                                                                    EXHIBIT 21.1

                          PHYSICIAN HEALTH CORPORATION
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                                  SUBSIDIARIES
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Physician Health Corporation
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PHC Holding Corporation
PHC - Orlando Acquisition Subsidiary I, Inc.
Dentofacial Care Centers, Inc.
PHC Tennessee Acquisition Subsidiary I, Inc.
Physician Network of Brevard, Inc.
Primary Care Specialists of Central Florida, Inc.
PHC Central Florida, Inc.
PHC Physician Networks, Inc.
PHC Ancillary Services, Inc.
PHC Palm Beach, Inc.
Eye Care Services of Missouri, Inc.
PHC Louisville, Inc. (f/k/a PHC Acquisition Subsidiary V, Inc.)
Physician Management Services of Missouri, Inc.
PHC Physician Network of Orlando, Inc. (Non-Profit Corporation)
G.H. Eye Care Services, Inc. (f/k/a PHC Acquisition Subsidiary VI, Inc.) Primary Care Specialist of Georgia, Inc.
MHOA Texas I, L.L.C.
PHC - St. Louis Acquisition Subsidiary I, Inc.
PHC - Orlando Acquisition Subsidiary II, Inc.
PHC - Acquisition Subsidiary II, Inc.
PHC - Midwest, Inc.
Tri-County Eye Center, Inc.
John Daake, Inc.
PHC Physician Network of Geogia, Inc. (Non-Profit Corporation)
PHC - West Plains, Inc. d/b/a Ream Optometry, Ltd.
InternaCare, Inc.
PHC - Regional Oncology, Inc.
PHC - Southeast, Inc.
PHC - Arizona, Inc.
PFCA Management, Inc.
PHC Orlando II, Inc.
PHC Orlando III, Inc.
PHC Ohio, Inc.
ALOF, Inc.
RAK, Inc.
RATL, Inc.
DTD, Inc.
SCD, Inc.
PHK, Inc.
Central Florida Medical Management Services Organization, a Florida General Partnership
Physician Management Network, L.L.P.
Atlanta Center Medicine, a Georgia General Partnership